SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) January 24, 1997


                       Registrant; State of Incorporation;  IRS Employer
 COMMISSION FILE NUMBER  ADDRESS; AND TELEPHONE NUMBER      IDENTIFICATION NO.

 1-5532                PORTLAND GENERAL CORPORATION        93-0909442
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8820


 1-5532-99             PORTLAND GENERAL ELECTRIC COMPANY   93-0256820
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8000



                      121 S.W. SALMON STREET, PORTLAND, OREGON       97204

                       (Address of principal executive offices)     (zip code)

                Registrant's telephone number, including area code 503-464-8820

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 ITEM 5.             OTHER EVENTS

 MERGER SETTLEMENT CONFERENCE - Portland General Corporation (PGC), Enron Corp (Enron) and the staff (Staff) of the Oregon Public Utility Commission (OPUC or
  the Commission) agreed to suspend settlement conferences in the proceeding before the OPUC that is considering approval of the merger between PGC and
  Enron. The parties were unable to resolve certain issues concerning the Staff's preliminary recommendation proposing conditions that require payments from existing and future non-regulated businesses to the customers of Portland General Electric (PGE), a wholly-owned subsidiary of PGC. In addition, cost savings conditions proposed by the Staff exceed the level of cost savings that
  PGC believes would result from the merger. The Staff and the two companies agreed to seek policy guidance from the Commission. The parties are scheduled to meet with the Commission in a public meeting on February 14, 1997.

 For further background information regarding the proposed merger see the PGE and PGC quarterly reports on Form 10-Q for the quarter ended September 30, 1996, and reports on Form 8-K dated November 12, 1996 and January 16, 1997.


                                Signatures


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                       Portland General Corporation
                       Portland General Electric Company


 January 27, 1997      By                /S/        JOSEPH       E.       FELTZ

                                          Joseph E. Feltz
                                       Assistant Controller
                                       Assistant Treasurer


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